As filed with the Securities and Exchange Commission on June 28, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Rocket Companies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-4946470 (IRS Employer Identification No.)
1050 Woodward Avenue
Detroit, MI 48226
(Address, including zip code, of Registrant’s principal executive offices)
Rocket Companies, Inc. 2020 Omnibus Incentive Plan
Amended and Restated Rocket Companies, Inc. 2020 Team Member Stock Purchase Plan
(Full title of the plan)
Angelo Vitale
General Counsel and Secretary
1050 Woodward Avenue
Detroit, MI 48226
(Name and address of agent for service)
(313) 373-7990
(Telephone number, including area code, of agent for service)
COPIES TO:

Scott A. Barshay, Esq. John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 (212) 373-3000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐
						Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Rocket Companies, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), as required by the Securities and Exchange Commission (the “Commission”) to (i) register 41,858,854 additional shares of the Company’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”) under the Company’s 2020 Omnibus Incentive Plan (the “Plan”) pursuant to the automatic annual increase in the Plan previously approved by the Company’s board of directors and stockholders at the time of the Company’s initial public offering and (ii) register 5,000,000 additional shares of Class A Common Stock under the Company’s Amended and Restated 2020 Team Member Stock Purchase Plan (previously referred to as the Employee Stock Purchase Plan) (the “TMSPP”) previously approved by the Company’s board of directors and approved by the Company’s stockholders at the Company’s Annual Meeting held on June 15, 2022. As disclosed in the Company’s Proxy Statement on Schedule 14A, filed with the Commission on April 27, 2022, for offering periods to date, the Company’s Compensation Committee has determined that all regular team members, excluding executive officers, temporary and contingent staff and interns, were eligible to participate in the TMSPP. This Registration Statement registers the issuance of an additional 46,858,854 shares of Class A Common Stock in the aggregate, consisting of 41,858,854 shares of Class A Common Stock that are reserved for issuance in respect of awards that may be granted under the Plan and 5,000,000 shares of Class A Common Stock that are reserved for issuance in respect of awards that may be granted under the TMSPP. The contents of the Registration Statement on Form S-8 (Registration No. 333-240964), filed with the Commission on August 5, 2020, are hereby incorporated by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.The description of the Class A Common Stock set forth in the Company’s Registration Statement on Form 8-A as filed with the Commission pursuant to Section 12 of the Exchange Act on August 5, 2020, and any amendments and reports filed for the purpose of updating any such description;
2.The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 10, 2022;
3.The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 1, 2022; and
4.The Company’s Current Reports on Form 8-K, filed with the Commission on March 21, 2022, March 25, 2022, and June 16, 2022.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents, except as to specific sections of such reports and documents as forth therein.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

Exhibits
3.1
Amended and Restated Certificate of Incorporation of Rocket Companies, Inc. (incorporated herein by reference to Exhibit 3.1 to Rocket Companies, Inc.'s Quarterly Report on Form 10-Q, filed on September 2, 2020).

3.2	Amended and Restated Bylaws of Rocket Companies, Inc. (incorporated herein by reference to Exhibit 3.2 to Rocket Companies, Inc.'s Quarterly Report on Form 10-Q, filed on September 2, 2020).
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the Class A Common Stock.
10.1
Rocket Companies, Inc. 2020 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.6 to Amendment No. 2 to Rocket Companies, Inc.’s Registration Statement on Form S-1 filed on July 28, 2020).

10.2*	Amended and Restated Rocket Companies, Inc. 2020 Team Member Stock Purchase Plan.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Powers of Attorney (included on signature pages of this Registration Statement).
107*	Filing Fee Table
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, Rocket Companies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Detroit, the state of Michigan, on June 28, 2022.

ROCKET COMPANIES, INC.

By:	/s/ Angelo Vitale
Name: Angelo Vitale
Title: General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Angelo Vitale and Julie Booth, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on June 28, 2022, by the following persons in the capacities indicated.

Signature	Title

/s/ Jay Farner	Chief Executive Officer and Vice Chairman of the Board of Directors (Principal Executive Officer)
Jay Farner

/s/ Julie Booth	Chief Financial Officer (Principal Financial Officer)
Julie Booth

/s/ Brian Brown	Chief Accounting Officer
Brian Brown	(Principal Accounting Officer)

/s/ Daniel Gilbert	Chairman of the Board of Directors
Daniel Gilbert

/s/ Jennifer Gilbert	Director
Jennifer Gilbert

/s/ Jonathan Mariner	Director
Jonathan Mariner

/s/ Matthew Rizik	Director
Matthew Rizik

/s/ Suzanne Shank	Director
Suzanne Shank

/s/ Nancy Tellem	Director
Nancy Tellem